                                                               EXHIBIT A.(3)(c)
AIM Summit Investors Plans II Commission Schedule

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        Monthly                  Monthly                    Total
     Payment Unit              (First Year)              (First Year)
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      $    50.00                $   23.10                 $   277.20
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      $    75.00                $   34.65                 $   415.80
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      $    93.75                $   43.31                 $   519.72
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      $   100.00                $   46.20                 $   554.40
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      $   125.00                $   57.75                 $   693.00
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      $   150.00                $   69.30                 $   831.60
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      $   166.66                $   77.00                 $   924.00
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      $   200.00                $   92.40                 $ 1,108.80
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      $   250.00                $  115.50                 $ 1,386.00
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      $   300.00                $  138.60                 $ 1,663.20
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      $   350.00                $  161.70                 $ 1,940.40
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      $   400.00                $  184.80                 $ 2,217.60
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      $   450.00                $  207.90                 $ 2,494.80
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      $   500.00                $  231.00                 $ 2,772.00
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      $   600.00                $  277.20                 $ 3,326.40
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      $   700.00                $  323.40                 $ 3,880.80
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      $   750.00                $  346.50                 $ 4,158.00
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      $   800.00                $  369.60                 $ 4,435.20
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      $   900.00                $  415.80                 $ 4,989.60
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      $  1000.00                $  462.00                 $ 5,544.00
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      $  1250.00                $  577.50                 $ 6,930.00
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      $  1500.00                $  623.70                 $ 7,484.40
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      $  1750.00                $  646.80                 $ 7,761.60
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      $  2000.00                $  693.00                 $ 8,316.00
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      $  2500.00                $  750.75                 $ 9,009.00
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      $  3000.00                $  831.60                 $ 9,979.20
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      $  5000.00                $1,155.00                 $13,860.00
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      $  6000.00                $1,247.40                 $14,968.80
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      $10,000.00                $1,386.00                 $16,632.00
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